Exhibit 10.8

SOVEREIGN BANCORP, INC. 1997

NON-EMPLOYEE DIRECTORS’ STOCK OPTION PLAN

FORM OF STOCK OPTION AGREEMENT FOR

NONQUALIFIED STOCK OPTION

BETWEEN

SOVEREIGN BANCORP, INC.

AND

(the Optionholder)

     Date of Grant:

     Number of Shares:

     Purchase Price:

     Option Expires:

NONQUALIFIED STOCK OPTION AGREEMENT

Number of shares subject to option:                      shares.

     This Agreement dated                                         , between Sovereign Bancorp, Inc. (the “Corporation”) and                                          (the “Optionholder”),

WITNESSETH:

1. Grant of Option

     Pursuant to the provisions of the Sovereign Bancorp, Inc. 1997 Non-Employee Directors’ Stock Option Plan (the “Plan”) the Corporation hereby grants to the Optionholder, subject to the terms and conditions of the Plan and subject further to the terms and conditions herein set forth, the right and option to purchase from the Corporation for cash, or for common stock of the Corporation subject to the approval of the Committee (as defined in the Plan), all or any part of an aggregate of                     shares of Common Stock (without par value) of the Corporation (“Common Stock”) at the purchase price of $                      per share; such option to be exercised as hereinafter provided.

2. Terms and Conditions

     It is understood and agreed that the option evidenced hereby is subject to the following terms and conditions:

(a)	Expiration Date. Subject to the provisions of Paragraph 2(d), the option granted hereby shall expire on [not more than ten years and one month from the date of grant].

(b)	Exercise of Option. Except in the case of a “Change in Control” (as defined in the Plan), no part of this option may be exercised until the Optionholder has remained in the continuous service of the Corporation or of a Subsidiary of the Corporation (as defined in the Plan) for a period of ___years after the date hereof.

This option may be exercised in whole at any time, or from time to time in part, prior to the expiration date specified in Paragraph 2(a). Any exercise shall be accompanied by a written notice to the Corporation specifying the number of shares as to which the option is being exercised. If a Change in Control occurs, the option granted hereby shall become immediately exercisable.

(c)	Payment of Purchase Price Upon Exercise. At the time of any exercise the purchase price of the shares as to which this option shall be exercised shall be paid in cash (or, subject to the conditions and limitations described in the Plan, by delivering shares of Common Stock of the Corporation or by delivering a combination of such Common Stock and cash equal to the price per share set forth in Paragraph 1 hereof) to the Corporation.

(d)	Exercise Upon Death, Disability or Termination of Service.

(1)	In the event of the death of the Optionholder while a director of the Corporation or of a Subsidiary, this option may be exercised (whether or not exercisable by the Optionholder immediately prior to death) by the person or persons to whom the Optionholder’s rights under this option pass by will or applicable law, or if no such person has such right, by the estate’s executors or administrators, in whole at any time, or from time to time in part, within three years after the Optionholder’s death, but in no event later than the expiration date specified in Paragraph 2(a).

(2)	If the Optionholder’s service as a director of the Corporation or a Subsidiary terminates because of total and permanent disability, then the Optionholder may exercise this option, to the extent that the Optionholder was entitled to do so at the date of termination of employment due to such cause, in whole at any time, or from time to time in part, within three years after the date of such termination, but in no event later than the expiration date specified in Paragraph 2(a).

(3)	If the Optionholder’s service as a director of the Corporation or a Subsidiary terminates because of retirement, then the Optionholder may exercise this option (whether or not exercisable by the Optionholder immediately prior to retirement), in whole at any time, or from time to time in part, within three years after the date of such retirement, but in no event later than the expiration date specified in Paragraph 2(a).

(4)	If the Optionholder resigns from service as a director of the Corporation or a Subsidiary (other than for retirement), or is removed from office for cause, then the option will expire on the date of such termination of service. Notwithstanding the foregoing, an Optionholder who resigns from service as a director of the Corporation or a Subsidiary after attainment of age 65 and the accumulation of at least ten (10) years of service as a director of the Corporation or a Subsidiary may exercise this option (whether or not exercisable by the Optionholder immediately prior to such resignation) in whole at any time, or from time to time in part, within three years after the date of such resignation, but in no event later than the expiration date specified in Paragraph 2(a).

(e)	Transferability. This option shall not, except as provided in the Plan, be transferable other than by will or by the laws of descent and distribution. During the lifetime of the Optionholder, this option shall be exercisable only by the Optionholder.

(f)	Adjustments. In the event of any change in the Common Stock of the Corporation by reason of any stock dividend, recapitalization, reclassification, merger, consolidation, split-up, combination or exchange of shares, or of any similar change affecting the Common Stock, then in any such event the number and kind of shares subject to this option and their purchase price per share shall be appropriately adjusted consistent with such change. If any other change in the number or kind of the outstanding shares of stock of the Corporation occurs, an adjustment may be made to the number and kind of shares subject to this Option and their purchase price per share in such manner as a majority of the disinterested members of the Board of Directors may deem equitable to prevent substantial dilution or enlargement of the rights granted to the Optionholder hereunder. Any adjustment so made shall be final and binding upon the Optionholder.

(g)	No Rights As Stockholder. The Optionholder shall have no rights as a stockholder with respect to any shares of Common Stock subject to this option prior to the date of issuance of a certificate or certificates for such shares.

(h)	No Right to Continued Service. This option shall not confer upon the Optionholder any right with respect to continuance of service with the Corporation or any Subsidiary.

(i)	Compliance with Law and Regulations. This option and the obligation of the Corporation to sell and deliver shares hereunder, shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Corporation shall not be required to issue or deliver any certificates for shares of Common Stock prior to (1) the listing of such shares on any stock exchange on which the Common Stock may then be listed and (2) the completion of any registration or qualification of such shares under any federal or state law, or any rule or regulation of any government body which the Corporation shall, in its sole discretion, determine to be necessary or advisable.

3. Investment Representation

     The Committee appointed pursuant to Section 1 of the Plan may require the Optionholder to furnish to the Corporation, prior to the issuance of any shares upon the exercise of all or any part of this option, an agreement (in such form as such Committee may specify) in which the Optionholder represents that the shares acquired upon exercise are being acquired for investment and not with a view to the sale or distribution thereof.

4. Optionholder Bound By Plan

     The Optionholder hereby acknowledges receipt of a copy of the Plan and any amendments thereto, and agrees to be bound by all the terms and provisions thereof, which, to the extent relevant, are incorporated herein by reference.

5. Notices

     Any notice hereunder to the Corporation shall be addressed to it at its office, 1130 Berkshire Boulevard, Wyomissing, Pennsylvania 19610; Attention: Corporate Secretary, and any notice hereunder to Optionholder shall be addressed to him or her at the address below, subject to the right of either party to designate at any time hereafter in writing some other address.

     IN WITNESS WHEREOF, Sovereign Bancorp, Inc. has caused this Agreement to be executed by a duly authorized officer and the Optionholder has executed this Agreement, both as of the day and year first above written.

SOVEREIGN BANCORP, INC.	OPTIONHOLDER

By

By

Jay Sidhu
President and
Chief Executive Officer